Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 54 to the Registration Statement No. 811-04861 on Form N-1A of Fidelity Garrison Street Trust, of our report dated November 14, 2005 appearing in the Annual Report to Shareholders of Fidelity Ultra-Short Central Fund for the year ended September 30, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2006